EXHIBIT 10.5

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(ii) AND 13(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(ii) OF THIS NOTE.

Viggle Inc.

Secured Convertible Note

Issuance Date: March 11, 2013	Original Principal Amount: U.S. $20,781,746.58

FOR VALUE RECEIVED, Viggle Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Sillerman Investment Company, LLC or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to payment, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, payment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon any Interest Date or acceleration, conversion, payment or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Note (including all Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) was issued pursuant to the Exchange Agreement (as defined below). This Note and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in the Subordination Agreement to the indebtedness (including interest) owed by the Company to Bank under the Deutsche Loan Agreement, and each party hereto irrevocably agrees to be bound by the provisions of the Subordination Agreement. Certain capitalized terms used herein are defined in Section 22.

1. PAYMENT.

(a) Payment at Maturity. On the Maturity Date (as defined below), the Company shall pay to the Holder an amount in cash equal to all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, provided that the Holder shall have the right to convert this Note at any time prior to such payment in full in accordance with Section 3 below.

(b) Prepayment Right. Upon three (3) Business Days’ prior written notice to the Holder (each a “Prepayment Notice”), the Company may prepay all or any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. The amount elected by the Company to be prepaid by the Company (each a “Prepayment Amount”) and the date selected by the Company for such prepayment (each a “Prepayment Date”) shall be set forth in the applicable Prepayment Notice. On the applicable Prepayment Date, the Company shall pay to the Holder the sum of (i) the applicable Prepayment Amount in cash plus (ii) if any portion of such Prepayment Amount constitutes Principal (the “Principal Portion”), an amount equal to the product of (1) the applicable Prepayment Premium (as defined below) multiplied by (2) the applicable Principal Portion (the product of clauses (1) and (2) is referred to herein as a “Prepayment Premium Amount”). Notwithstanding the foregoing, no Prepayment Premium Amount shall be due with respect to any Prepayment Amount that is paid from Qualified Public Offering Proceeds (as defined below). In the event of the Company’s prepayment of any portion of this Note under this Section 1(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 1(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. If the Company elects to make a prepayment pursuant to this Section 1(b), then it must simultaneously take the same action with respect to all of the Other Notes (as defined in the Exchange Agreement), and in no event shall the amount to be prepaid by the Company under this Note with respect to any prepayment exceed the Maximum Prepayment Amount (as defined below).

2. INTEREST. Interest on this Note shall commence accruing on the Issuance Date shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall not compound, shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable in arrears on each six (6) month anniversary of the Issuance Date while this Note remains outstanding (pro rated for partial periods) (each such six (6) month anniversary of the Issuance Date while this Note remains outstanding is referred to herein as an “Interest Date”), with the first Interest Date being September 11, 2013. Interest shall be payable on each Interest Date (or such earlier date as otherwise contemplated by the terms of this Note) to the record holder of this Note in cash, shares of Common Stock or any combination of cash or shares of Common Stock as elected by the Company in its sole discretion. If the Company elects to pay all or any portion of Interest on any Interest Date in shares of Common Stock, the Company shall deliver to the Holder (in accordance with the delivery provisions set forth in Section 3(c)(i) below) on the applicable Interest Date a number of shares of Common Stock equal to the quotient of (i) the applicable amount of Interest elected to be paid by the Company on such Interest Date in shares of Common Stock divided by (ii) the average of the Closing Sale Prices of the Common Stock for the fifteen (15) Trading Days immediately preceding such Interest Date. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to twelve percent (12%). In the event that such Event of Default is subsequently cured, the automatic increase referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. CONVERSION. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate.

(i) The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(1) “Conversion Amount” means the portion of the Principal to be converted or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(2) “Conversion Price” means, as of any Conversion Date or other date of determination, $1.25, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Conversion Prior to Maturity Date. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, e-mail or otherwise), for receipt on or prior to 5:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(ii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 13(b)). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that either a registration statement for the resale by the Holder of the applicable shares of Common Stock issuable upon such conversion of this Note is effective or such shares of Common Stock are otherwise eligible for resale without restriction (including, without limitation, volume limitations) pursuant to Rule 144 promulgated by the SEC (as defined below) under the 1933 Act (as defined below) (“Rule 144”) and that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, and to the extent such shares of Common Stock have not been registered for resale by the Holder on an effective registration statement or are not eligible for resale without restriction (including, without limitation, volume limitations) pursuant to Rule 144, the certificate shall include a restrictive legend in a form substantially similar to the restrictive legend on this Note. If this Note is physically surrendered for conversion pursuant to Section 3(c)(ii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than seven (7) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 13(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes (as defined below) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 13. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iii) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 17.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest or Late Charges when and as due under this Note only if such failure remains uncured for a period of ten (10) Business Days after the occurrence thereof;

(ii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within ninety (90) days of their initiation;

(iii) the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company in furtherance of any such action or the commencement by any Person of a UCC foreclosure sale of a material portion of the Company’s assets or any other similar action under federal, state or foreign law;

(iv) other than as specifically set forth in another clause of this Section 4(a), any breach or failure in any material respect by the Company to comply with any provision of this Note only if such breach or failure remains uncured for a period of fifteen (15) Business Days after written notice thereof from the Holder to the Company; or

(v) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Payment Right. Upon the occurrence of an Event of Default, the Company shall within five (5) Business Days deliver written notice thereof via facsimile or e-mail (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to pay (only during the continuance of such Event of Default) all or any portion of this Note by delivering written notice thereof (the “Event of Default Payment Notice”) to the Company, which Event of Default Payment Notice shall indicate the portion of this Note the Holder is electing to the Company to pay (such elected amount so indicated plus all accrued and unpaid Interest and Late Charges thereon is referred to herein as the “Required Payment Amount”). The payment of the Required Payment Amount shall be made in accordance with the provisions of Section 8. To the extent payments required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such payments shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4 until the Required Payment Amount is paid in full, the Required Payment Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note, provided that in the event that the Holder elects to convert all or any portion of this Note on or after the date of the applicable Event of Default Payment Notice and prior to payment of the applicable Required Payment Amount, then the portion of this Note so converted shall be deducted from the applicable Required Payment Amount.

5. RIGHTS UPON A CHANGE OF CONTROL. No later than the third (3rd) Business Day prior to the consummation of a Change of Control (as defined below) (or such later date if such Change of Control has not been publicly announced prior to such 3rd Business Day), the Company shall deliver written notice thereof via facsimile or e-mail to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and one (1) Business Day prior to the consummation of such Change of Control, the Holder may require the Company to pay the entire amount of this Note outstanding as of the consummation of such Change of Control by delivering written notice thereof to the Company (a “Change of Control Payment Notice”). If the Holder timely delivers a Change of Control Payment Notice, then the amount to be paid to the Holder under this Section 5 in connection with such Change of Control shall be equal to the sum of (i) the entire amount outstanding under this Note as of the consummation of such Change of Control plus (ii) an amount equal to the product of (1) the applicable Change of Control Premium (as defined below) multiplied by (2) the principal amount of this Note outstanding as of the consummation of such Change of Control (the product of clauses (1) and (2) is referred to herein as the “Change of Control Premium Amount” and the sum of clauses (i) and (ii) is referred to herein as the “Change of Control Payment Amount”). The payment of the Change of Control Payment Amount shall be made in accordance with the provisions of Section 8. To the extent payments required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such payments shall be deemed to be voluntary prepayments. In the event of the Company’s payment of any portion of this Note under this Section 5, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Payment Amount is paid in full, the Change of Control Payment Amount (less the Change of Control Premium Amount) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note, provided that in the event that the Holder elects to convert all or any portion of this Note on or after the date of the applicable Change of Control Payment Notice and prior to payment of the applicable Change of Control Payment Amount, then the portion of this Note so converted shall be deducted from the applicable Change of Control Payment Amount and the Change of Control Premium Amount shall be re-calculated taking account of all such conversions.

6. ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 6 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

7. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall take all action reasonably necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the “Required Reserve Amount”). The Required Reserve Amount shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Issuance Date (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a), at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly (but in no event later than one hundred eighty (180) days after the occurrence of such Authorized Share Failure) take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. In connection therewith, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.

8. COVENANTS. Until all of the Notes have been converted, repaid or otherwise satisfied in accordance with their terms (unless otherwise consented to by the Required Holders (as defined below)):

(a) Affiliate Transactions. The Company shall not make any loan or advance in excess of $500,000 to any employee, officer, director or affiliate of the Company, other than loans and advances (i) under the terms of an Approved Share Plan (as defined below), (ii) in the ordinary course of business consistent with past practice or (iii) to any of its Subsidiaries (as defined below).

(b) Guarantee of Indebtedness. The Company shall not guarantee any indebtedness for borrowed money of any unrelated third party.

(c) Incurrence of Indebtedness. The Company shall not incur any indebtedness for borrowed money in excess of $5,000,000 in the aggregate, other than (i) the indebtedness for borrowed money evidenced by this Note and the Other Notes, (ii) indebtedness for borrowed money contemplated by a budget approved by the Company’s board of directors prior to the Issuance Date and (iii) Permitted Indebtedness (as defined below).

(d) Change in Nature of Business. The Company shall not change the principal business of the Company or exit the line of business in which the Company is engaged on the Issuance Date, other than (i) in connection with a Change of Control or a merger, acquisition, consolidation or other business combination or (ii) as determined by the Company’s board of directors in compliance with their fiduciary duties.

(e) Restriction on Transfer of Material Technology and Intellectual Property Assets. The Company shall not sell or assign any of its material technology or intellectual property assets, other than (i) sales or assignments of such assets in the ordinary course of business consistent with past practice, (ii) sales and assignments of such assets that do not have a fair market value in excess of $1,000,000 in the aggregate in any twelve (12) month period or (3) sales or assignments of such assets in connection with a Change of Control. The Company shall not grant an exclusive, worldwide and perpetual license with respect to any of its material technology or intellectual property assets, other than (1) such licenses of such assets that do not have a fair market value in excess of $1,000,000 in the aggregate in any twelve (12) month period or (2) such a license of such assets granted in connection with a Change of Control.

(f) Strategic Relationships. The Company shall not enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value of greater than $10,000,000 at the time the Company enters into such relationship (without implication or admission that securities of the Company constitute assets of the Company, it being understood and agreed that the issuance of securities of the Company in connection with entering into such a relationship shall be governed by Section 4(i) of the Exchange Agreement and not this Section 8(f)).

(g) Liquidation, Dissolution and Winding Up. The Company shall not liquidate or dissolve the Company or wind up the business of the Company, other than (i) in connection with a Change of Control or a merger, acquisition, consolidation or other business combination or (ii) as determined by the Company’s board of directors in compliance with their fiduciary duties.

Notwithstanding anything contained in this Section 8 to the contrary, the consent of the Required Holders shall not be required under Sections (a), (c), (d), (e) and (f) of this Section 8 at any time after 75% of the original principal amount of the Notes is no longer outstanding (whether through conversions, repayments or other satisfaction in accordance with their terms).

9. PAYMENT MECHANICS.

(a) Mechanics. The Company shall deliver the applicable Required Payment Amount (subject to the reduction contemplated by the last sentence of Section 4(b)) to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s applicable Event of Default Payment Notice. The Company shall deliver the applicable Change of Control Payment Amount (subject to the reduction contemplated by the last sentence of Section 5) to the Holder in cash within five (5) Business Days following the date of consummation of the applicable Change of Control. In the event of a payment of less than all of the Conversion Amount of this Note, if requested by Holder the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal which has not been paid. In the event that the Company does not pay the applicable Required Payment Amount or Change of Control Payment Amount (as the case may be) to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Required Payment Amount or Change of Control Payment Amount (as the case may be) in full, the Holder shall have the option, in lieu of payment, to require the Company to promptly return to the Holder all or any portion of this Note representing the Required Payment Amount or Change of Control Payment Amount (as the case may be) that was submitted for payment and for which the applicable Required Payment Amount or Change of Control Payment Amount (as the case may be) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Event of Default Payment Notice or Change of Control Payment Notice (as the case may be) shall be null and void with respect to such Required Payment Amount or Change of Control Payment Amount (as the case may be) and (y) the Company shall promptly return this Note to the Holder.

(b) Payment to Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for payment as a result of an event or occurrence substantially similar to the events or occurrences described in Sections 4(b) or 5 hereof (each, an “Other Payment Notice”), the Company shall immediately, but no later than two (2) Business Days of its receipt thereof, forward to the Holder by facsimile or e-mail a copy of such notice. If the Company receives an Event of Default Payment Notice or a Change of Control Payment Notice (as the case may be) and one or more Other Payment Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Event of Default Payment Notice or Change of Control Payment Notice (as the case may be) and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Event of Default Payment Notice or Change of Control Payment Notice (as the case may be) and the Company is unable to pay all principal, interest and other amounts designated in such Event of Default Payment Notice or Change of Control Payment Notice (as the case may be) and such Other Payment Notices received during such seven (7) Business Day period, then the Company shall pay a pro rata amount to each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for payment pursuant to such Event of Default Payment Notice or Change of Control Payment Notice (as the case may be) and such Other Payment Notices received by the Company during such seven (7) Business Day period.

10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

11. AMENDING THE TERMS OF THIS NOTE. Provisions of this Note may be amended only with the written consent of the Company and the Required Holders. Any amendment effected in accordance with this Section 11 shall be binding upon the Holder and the Company, provided that no such amendment shall be effective to the extent that it (a) applies to less than all of the holders of Notes, (b) imposes any material obligation or material liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion) or (c) applies retroactively.

12. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to compliance with applicable securities laws.

13. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(ii) following conversion or payment of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note (in accordance with Section 13(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

14. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

15. CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

16. FAILURE OR INDULGENCE NOT WAIVER; WAIVERS. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders (in a writing signed by all of the Required Holders) may waive any provision of this Note, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 16 shall be binding on the Holder, provided that no such waiver shall be effective to the extent that it (a) applies to less than all the holders of all Notes (unless a party gives a waiver as to itself only) or (b) imposes any obligation or liability on any the holder of any of the Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole discretion).

17. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company or the Holder (as the case may be) shall submit the disputed determination or arithmetic calculation (as the case may be) via facsimile or e-mail (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Company or the Holder (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile or e-mail (a) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Company or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent manifest error, and the fees and expenses of such investment bank or such accountant (as the case may be) shall be borne equally by the Company and the Holder.

18. NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Exchange Agreement. The Company will give written notice to the Holder at least five (5) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock or (B) for determining rights to vote with respect to any dissolution or liquidation.

(b) Currency.  All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers (as defined in the Exchange Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Exchange Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under this Note which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of five percent (5%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

19. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

20. WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

21. GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 17. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

22. CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means Securities Act of 1933, as amended.

(b) “Approved Share Plan” means any plan which has been approved by the Company’s board of directors pursuant to which shares of Common Stock, options to purchase shares of Common Stock, RSUs, stock appreciation rights and the like may be issued to any employee, officer, director or consultant.

(c) “Bank” means Deutsche Bank Trust Company Americas.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Change of Control” means (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of Common Stock that results in any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becoming the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act) of a majority of the aggregate ordinary voting power represented by issued and outstanding Common Stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof).

(f) “Change of Control Premium” means, with respect to a particular Change of Control, (as applicable) (i) 8% if the date of consummation of such Change of Control occurs prior to the one (1) year anniversary of the Issuance Date; (ii) 6% if the date of consummation of such Change of Control occurs on or after the one (1) year anniversary of the Issuance Date and prior to the two (2) year anniversary of the Issuance Date; (iii) 4% if the date of consummation of such Change of Control occurs on or after the two (2) year anniversary of the Issuance Date and prior to or on the date that is two (2) years and six (6) months after the Issuance Date;  and (iv) 0% if the date of consummation of such Change of Control occurs on or after the date that is two (2) years and six (6) months after  the Issuance Date.

(g) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 17, with the term “fair market value” being substituted for the term “Conversion Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(h) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(i) “Convertible Securities” means any capital stock, note, debenture or other security of the Company or any of its Subsidiaries that is directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other equity security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(j) “Deutsche Loan Agreement” means that certain Term Loan Agreement Note dated as of the date hereof by and among the Company and Bank, as amended, restated, modified and/or supplemented from time to time.

(k) “Exchange Agreement” means that certain securities purchase agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as may be amended from time to time.

(l) “Interest Rate” means eight percent (8%) per annum, as may be adjusted from time to time in accordance with Section 2.

(m) “Maturity Date” shall mean March 11, 2016.

(n) “Maximum Prepayment Amount” means, with respect to a particular prepayment of this Note under Section 1(b) and a simultaneous prepayment under all Other Notes, an amount in cash equal to the product of (1) the aggregate amount to be prepaid simultaneously by the Company under all Notes pursuant to Section 1(b) thereof multiplied by (2) the quotient of (I) the sum of (A) the Principal of this Note outstanding as of the date of the applicable prepayment, (B) the amount of any accrued and unpaid Interest on this Note through the date of the applicable prepayment and (C) the amount of any accrued and unpaid Late Charges on such Principal and such Interest specified in clauses (A) and (B) through the date of the applicable prepayment divided by (II) the sum of (X) the principal amount of all Notes outstanding as of the date of the applicable prepayment, (Y) the amount of any accrued and unpaid Interest on all Notes through the date of the applicable prepayment and (Z) the amount of any accrued and unpaid Late Charges on such principal and such Interest specified in clauses (X) and (Y) through the date of the applicable prepayment.

(o) “Notes” means, collectively, this Note and the Other Notes.

(p) “Permitted Indebtedness” means any of: (i) indebtedness for borrowed money that is made expressly subordinate in right of payment to the indebtedness for borrowed money evidenced by the Notes, as reflected in a written agreement reasonably acceptable to the Holder acting in good faith, (ii) the indebtedness under the Deutsche Loan Agreement, (iii) the Sillerman Note, or (iv) Indebtedness for borrowed money from a third party substantially on the terms of the Sillerman Note which Indebtedness which, in the case of this subsection (iv) reduces the amount of the Sillerman Note.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r) “Principal Market” means the OTCQB.

(s) “Prepayment Premium” means, with respect to a particular Prepayment Date, (as applicable) (i) 8% if such Prepayment Date occurs prior to the one (1) year anniversary of the Issuance Date; (ii) 6% if such Prepayment Date occurs on or after the one (1) year anniversary of the Issuance Date and prior to the two (2) year anniversary of the Issuance Date; (iii) 4% if such Prepayment Date occurs on or after the two (2) year anniversary of the Issuance Date and prior to or on the date that is two (2) years and six (6) months after the Issuance Date; and (iv) 0% if such Prepayment Date occurs on or after the date that is two (2) years and six (6) months after the Issuance Date.

(t) “Proceeds” means, with respect to a particular Qualified Public Offering, the gross amount of cash received directly or indirectly by the Company with respect to such Qualified Public Offering less all costs and expenses incurred by the Company in connection with such Qualified Public Offering. Any dispute as to the arithmetic calculation of Proceeds shall be resolved pursuant to Section 17 above, with the term “Proceeds” being substituted for the term “Conversion Rate.”

(u) “Qualified Public Offering” means a Subsequent Placement (as defined below) (i) that was effected pursuant to a registration statement filed by the Company with the SEC and (ii) in which the per share offering price is greater than or equal to (or, if the primary security issued in such Subsequent Placement is a Convertible Security, is deemed to be greater than or equal to) $1.25 per share (adjusted for any stock dividend, stock split, stock combination or other similar transaction).

(v) “Qualified Public Offering Proceeds” means, with respect to a particular Qualified Public Offering, an amount equal to 33% of the Proceeds from such Qualified Public Offering.

(w) “Required Holders” means, as of the applicable time of determination, holders of Notes who then hold in the aggregate a majority of the aggregate principal amount of all Notes outstanding as of such time of determination.

(x) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(y) “Sillerman Note” means that certain Amended and Restated Line of Credit Grid Promissory Note, dated as of the date hereof, by and among the Company and Sillerman Investment Company II, LLC in the original principal amount of $25,000,000.

(z) “Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among Bank, the Company, the Holder, Sillerman Investment Company II, LLC and Robert F.X. Sillerman, in his individual capacity and as collateral agent for the holders of notes described therein, as amended, restated, modified and/or supplemented from time to time.

(aa) “Subsequent Placement” means the issuance or sale by the Company of any equity security of the Company, any Convertible Securities or any preferred stock of the Company.

(bb) “Subsidiary” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person, and all of the foregoing, collectively, “Subsidiaries.”

(cc) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(dd) “Voting Stock” of the Company means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

23. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

24. SECURITY. Subject to the terms of the Subordination Agreement, this Note and the Other Notes are secured to the extent, and in the manner, set forth in the Security Documents (as defined in the Exchange Agreement).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Viggle Inc.

By:	/s/
Name
Title

EXHIBIT I

VIGGLE INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Viggle Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (as defined in the Note) as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Holder:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)